EXHIBIT 10.39

                      BRILLIANT DIGITAL ENTERTAINMENT, INC.
                         AD SELLING & SERVING AGREEMENT





This agreement ("AGREEMENT") is entered into as of the 2nd day of October, 2001 ("EFFECTIVE DATE"), by and between Brilliant Digital Entertainment, Inc., a Delaware corporation, located at 6355 Topanga Canyon Blvd., Suite 120, Woodland Hills, California 91367 ("BDE"), and Consumer Empowerment B.V., a company organized under the laws of The Netherlands and located at Stadionweg 70, 1077SP Amsterdam, The Netherlands ("KAZAA").

BDE and KaZaa (the "PARTIES") hereto expect to enter into a more formal agreement which contains the terms of this Agreement and may contain the standard terms and conditions utilized by BDE for agreements of this nature (the "LONG FORM AGREEMENT"). In connection therewith, the Parties shall negotiate in good faith such Long Form Agreement for a period of ninety (90) days from the date hereof. Notwithstanding the foregoing, unless and until such Long Form Agreement is fully executed, this Agreement shall be deemed valid and legally binding. In consideration of the mutual terms, conditions and covenants hereinafter set forth, the Parties agree as follows:

1.   RECITAL:       BDE  and  KaZaa  are  negotiating  to  enter  into a  Bundle
                    Technology License Agreement ("LICENSE AGREEMENT").

2.   CONDITION
     PRECEDENT:     This Agreeme nt is expressly  conditioned upon the execution and delivery of the Technology Bundle License Agreement by both Parties.

3.   AD SERVICE:    Both   Parties   shall  be   entitled   to  sell  and  serve
                    advertisement campaigns and/or sponsorships in BDE's b3d format (collectively "AD CAMPAIGN(S)") on the KaZaa owned websites and software applications (the "NETWORK").

4.  CONSIDERATION:  4.1  AD SERVER LICENSE FEE: As consideration for KaZaa's use of BDE's proprietary ad serving technology used in conjunction with the delivery of Ad Campaigns on the Network, KaZaa shall pay BDE twenty percent (20%) of the Direct Adjusted Gross Ad Revenue received by KaZaa for such Ad Campaigns. "Direct Adjusted Gross Ad Revenue" shall be defined as any and all gross advertising revenue received in connection with an Ad Campaign on the Network, less any and all verifiable sales commission (any such internal sales commission costs being capped at fifteen percent (15%)), bandwidth, ad serving and hosting costs, if any. KaZaa will not knowingly serve any Ad Campaigns on the Network from any third party ad server unless such third party is a bona fide licensee of BDE's ad server technology.


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                    4.2  SALES  COMMISSION: As consideration  for the sale of Ad
                    Campaigns on the Network sold directly by BDE or BDE's agent, KaZaa shall pay to BDE thirty-five percent (35%) of the Direct Adjusted Gross Ad Revenue received by KaZaa for such Ad Campaigns.

                    4.3  The  above  shall  be  referred  to  individually   and
                    collectively as "REVENUE SHARE."


5.   EXCLUSIVITY:   BDE shall be the exclusive 3D interactive,  with audio, rich media advertising format displayed on the Network for the six (6) month period commencing with the bundling of the Digital Projector in KaZaa ("BDE Exclusivity"). During this six month period, KaZaa shall be precluded from using any other 3D interactive, with audio, rich media advertising formats, including but not limited to Flash ads with audio
                    (however  Flash ads with no audio will not  violate  the BDE
                    Exclusivity). Prior to the end of this six month period of exclusivity, the Parties shall negotiate in good faith to determine whether such exclusivity shall continue for the balance of the Term, and any extensions thereof.

6.   ACCOUNTING
     AND PAYMENT
     TERMS: BDE shall pay KaZaa its Revenue Share of the Direct Adjusted Gross Ad Revenue within ten (10) business days after receipt of payment by BDE for each Ad Campaign without any offsets.

7.   HOUSE ADS:     KaZaa  shall  have the  right to serve  both  KaZaa  and BDE internal  and  self-promotional  advertisements  as  well as
                    advertisements    for   not   for   profit    organizations,
                    collectively  not to exceed  five  percent  (5%) of  KaZaa's
                    available,   viewable  and  verifiable   daily   advertising
                    inventory ("AD INVENTORY"), in BDE's b3d format exclusively on the Network at no ad server license fee cost to KaZaa.

8.   TERM:          The term  ("TERM")  of this  Agreement  shall be for one (1)
                    year commencing on the Effective Date upon execution of this Agreement by authorized signatories of both Parties. The
                    Term shall automatically renew for two additional terms of one (1) year each ("ADDITIONAL TERMS"), provided that neither Party gives notice of non-renewal at least ninety
                    (90) days prior to the end of the Term or either  Additional
                    Term. Either party shall have the right to immediately terminate this Agreement in the event the other party commits a material breach, which is not cured within sixty
                    (60) days of its receipt of written notice from the non-breaching party.


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9.   PUBLICITY:     Subject to the mutual  approval of the Parties,  the Parties agree to use best efforts to issue a press release or public announcement concerning the Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

BRILLIANT DIGITAL ENTERTAINMENT, INC.       KAZAA

BY: /S/ KEVIN BERMEISTER                    BY: /S/ NIKLAS ZENNSTROM
    -------------------------                   ------------------------
    Kevin Bermeister                            Niklas Zennstrom

ITS: CEO                                    ITS:
    -------------------------                   ------------------------


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